Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the use of our report dated March 18, 2002 (except notes 15c and 15d, as to which the date is August 26, 2002) with respect to the financial statements of Dumex Medical Inc. included in this Current Report (Form 8-K/A) of Derma Sciences, Inc.

We also consent to the incorporation by reference of our report dated March 18, 2002 (except notes 15c and 15d, as to which the date is August 26, 2002) with respect to the financial statements of Dumex Medical Inc. for the year ended December 31, 2001 included in this Current Report (Form 8-K/A), in the following registration statements:

Form S-3 (Registration Statement No. 333-45983) and related Prospectus of Derma Sciences, Inc. for the registration of 750,000 shares of its common stock;

Form S-3 (Registration Statement No. 333-72107) and related Prospectus of Derma Sciences, Inc. for the registration of 6,375,012 shares of its common stock; and

Form S-3 (Registration Statement No. 333-96707) and related Prospectus of Derma Sciences, Inc. for the registration of 1,300,000 shares of its common stock.

/s/ ERNST & YOUNG LLP

Ontario, Canada
November 8, 2002